Exhibit 10.26

FIRST AMENDED AND RESTATED
MANAGEMENT AGREEMENT

     This Management Agreement (the “Agreement”) is made and entered into as of the 1st day of October 2004, by and between Vestin Group, Inc., a Delaware corporation (“Vestin”) and inVestin Nevada, Inc., a Nevada corporation (“inVestin”).

WITNESSETH:

     WHEREAS, inVestin is a Nevada corporation which has registered a $100,000,000 Nevada intrastate subordinated debenture offering pursuant to Rule 147; and

     WHEREAS, Vestin has special expertise and experience in the management of the type of business conducted by inVestin; and

     WHEREAS, inVestin desires to obtain certain administration, management and other support services from Vestin and Vestin desires to supply such administration, management and other support services to inVestin on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties hereinafter set forth, and other good and valuable consideration, inVestin and Vestin intending to be legally bound, hereby agree as follows:

     1. Responsibilities of Vestin Management and Administrative Services. Vestin shall serve as inVestin’s manager and administrator for administrative functions relating to the operation of inVestin. Vestin shall furnish to inVestin those management and administrative services as may be needed by inVestin in connection with the operation of inVestin’s business.

     2. Representations, Warranties and Covenants of the Parties. Each party represents, warrants and covenants that as of the date of this Agreement it:

a.	Is not bound by any agreement or arrangement, which would preclude it from entering into this Agreement.

b.	Has the requisite power and authority to enter into and perform this Agreement and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary action.

c.	Will comply with all obligations under this Agreement and will take all action necessary to assure that its representations, warranties, and/or covenants in this Agreement are true and correct at all times. Each party will promptly notify the other in the event of any breach of such representations, warranties, and/or covenants.

     3. Compensation to Vestin for Performance of Its Obligations. Vestin will perform all management services for inVestin for a monthly fee equal to the first four percent (4%) of revenues earned by us above the average aggregate interest rate paid to the Note Holders, which 4% shall include all fees, points, and other income received by Vestin in the origination of loans by Vestin.

     4. Authority of Vestin; Access to Records.

a.	Vestin is hereby exclusively authorized by inVestin to perform all services required of Vestin pursuant to the terms of this Agreement. Vestin may subcontract with other persons or entities to perform any part or all of the services required of Vestin hereunder whether or not such entities are affiliated with Vestin.

b.	Each of the parties agrees to cooperate fully with each other in connection with the performance of their respective obligations under this Agreement. Vestin shall be provided full and complete access to all client files and records, in order that Vestin may perform its functions hereunder.

     5. Term and Termination.

a.	Unless sooner terminated in accordance with the provisions of this Agreement, this Agreement shall remain in effect for one (1) year after the Effective Date (the “Initial Term”), and shall be automatically renewed for successive one (1) year periods (“Renewal Term(s)”). Notwithstanding the foregoing, this Agreement may be terminated be either party on thirty (30) days written notice to the other party.

b.	The various rights and remedies herein provided shall be cumulative and in addition to any other rights and remedies the parties may be entitled to pursue under the law. The exercise of one or more of such rights or remedies shall not impair the rights of either party to exercise any other right or remedy at law or in equity.

c.	Termination of this Agreement shall not release or discharge either party from any obligation, debt or liability which shall have previously accrued and remain to be performed upon the date of termination.

     6. Indemnification. Each party shall indemnify, hold harmless, and defend the other party from any and all liability, loss, claims, lawsuits, damages, injury, costs or expenses arising out of, incident to, or related in any way to the performance or non-performance of its obligations under this Agreement by such indemnifying party, its employees, contractors, subcontractors and agents, including (without limitation) attorneys’ fees; provided, however, neither party shall be liable to the other party hereunder for any claim covered by insurance, except to the extent the liability of such party exceeds the amount of such insurance coverage.

     7. Excuse of Performance. Notwithstanding any other provisions contained herein, Vestin shall not be liable to inVestin, and shall not be deemed to be in default hereunder, for the failure to perform or provide any of the supplies, services, personnel, or other obligation to be performed or provided by Vestin pursuant to this Agreement if such failure is a result of a labor dispute, act of God, or any other event which is beyond the reasonable control of Vestin.

     8. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada. In the event either party is required to retain the services of an attorney, the prevailing party in any action shall be entitled to receive from the losing party its attorney’s fees and costs.

     9. Waiver. The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

     10. Amendment. No amendment to the terms of this Agreement shall be binding on either party unless in writing and executed by the duly authorized representatives of each party.

     11. Entire Agreement. This Agreement constitutes the entire agreement between the parties in connection with the subject matter hereof, and supersedes all prior agreements, whether written or oral, and whether explicit or implicit, which have been entered into before the execution hereof. Should any litigation or arbitration arise between the parties, neither party shall (and each party hereby waives the right to) introduce any parol evidence which would tend to contradict or impeach any of the express written terms, conditions, and covenants of this Agreement.

     12. Assignment. Neither this Agreement nor the rights or obligations of inVestin shall be assignable without the written consent of Vestin.

     13. Miscellaneous Provisions.

a.	Partial Invalidity. If any one or more of the terms, provisions, promises, covenants or conditions of the Agreement or the application thereof to any person or circumstances shall be adjudged to any extent invalid, unenforceable, void or voidable for any reasons whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

b.	Headings, Titles. The headings appearing herein are for convenience and reference only and shall not be deemed to govern, limit, modify or in any manner affect the scope, meaning or intent of the provision of this Agreement.

c.	Binding Effect. Subject to the provisions contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors.

d.	Covenants and Conditions. Each covenant hereof is a condition, and each condition hereof is as well a covenant by the parties bound thereby unless waived in writing by the parties hereto.

e.	Approval and Consent. Whenever in this Agreement an approval or consent is required by one of the parties, the same shall not be unreasonably withheld.

f.	Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed or sent by facsimile, or if mailed. Any party may change its address from time to time by giving the other party written notice pursuant to this Section.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

Vestin Group, Inc.,		inVestin Nevada, Inc.,
a Delaware corporation		a Nevada corporation

By:	-s- Michael Whiteaker	By:	-s- Michael V. Shustek

	Michael Whiteaker, Vice President		Michael V. Shustek, President
	8379 West Sunset Road		8379 West Sunset Road
	Las Vegas, Nevada 89113		Las Vegas, Nevada 89113